As filed with the Securities and Exchange Commission on April 10, 2008
Registration No. 333-149194

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 2)

Custom Automated Systems, Inc.
(Name of Small Business Issuer in its Charter)

New York
(State or other jurisdiction of incorporation or organization)

8711
(Primary Standard Industrial Classification Code Number)

11-2975548
(I.R.S. Employer Identification Number)

3 Wood Edge Court
Water Mill, NY 11976
(631) 506-5003
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Rosemary Mergenthaler, President
3 Wood Edge Court
Water Mill, NY 11976
(631) 283-7919
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock (1)Par value $.0001 per share	1,157,000	$0.25	$289,250	$165.55(2)

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2)	The amount of $165.55 was paid at the filing of the initial Registration Statement on Form S-1 to based on the initial amount of 2,157,000 shares of common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated April 10, 2008

CUSTOM AUTOMATED SYSTEMS, INC.

1,157,000 shares of common stock

MARKET FOR THE SHARES
No market currently exists for our shares. The price reflected in this Prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this Prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The securities offered in this Prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	5
Use of Proceeds	14
Determination of Offering Price	14
Dilution	15
Offering by Selling Shareholders	15
Shares Eligible for Future Sale	16
Plan of Distribution	16
Description of Securities	18
Interest of Named Experts and Counsel	18
Experts	18
Business of the Company	19
Description of Property	20
Legal Matters	20
Summary Financial Information	20
Management’s Discussion and Analysis or Plan of Operation	20
Off-Balance Sheet Arrangements	24
Inflation	24
Management	24
Executive Compensation	25
Principal Stockholders	25
Certain Related Transactions	26
Financial Statements	F-1

PROSPECTUS SUMMARY
This Prospectus Summary highlights selected information contained elsewhere in this Prospectus. You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering by the selling shareholders, which information appears elsewhere in this Prospectus.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN
Custom Automated Systems, Inc. (the “Company”) reported a net loss for the period from February 27, 2006 (date of reentering the development stage), through December 31, 2007. The December 31, 2007, financial statement stated that the Company had a loss from operations of $2,596, a working capital deficit of $83,335, and limited sources of additional liquidity, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Currently, we have no customers and no agreements in place for generating revenues in the future. The financial statement as of and for the period from February 27, 2006 (date of reentering the development stage,) through December 31, 2007, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of the Company as a going concern is dependent upon the achievement of profitability, positive cash flow from operations, and the generation of adequate funds to meet its ongoing obligations. The Company may continue to seek additional liquidity through the issuance of debt instruments, private placement of additional shares of common stock, or a combination of methods. However, no assurance can be given that the Company will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

RISK FACTORS
An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to Custom Automated Systems, Inc.:
We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.
We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses. We have not generated revenues and incurred losses both before we discontinued operations in 2002 and since February 27, 2006. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

Our independent registered auditors issued a report for the years ended June 30, 2007, and 2006 that contained a “going concern” explanatory paragraph.
Our independent registered auditors issued a report on their audit of our financial statements for the years ended June 30, 2007, and 2006. Our notes to the financial statements disclose that the cash flow of the Company has been absorbed in operating activities and they have incurred net losses for the period from February 27, 2006 (date of reentering the development stage), through December 31, 2007, and have a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public auditor's report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered auditor's report and examine our financial statements.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.
Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships. We cannot guarantee that new customers will be found or that any such new relationships will be successful when they are in place. Further, we have no guarantee that we will be able to make any sales with customers. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations, and financial condition.

We are dependent on our key personnel for sales and marketing, and if we lose those personnel, our business would fail.
Our future success depends, in significant part, upon the continued service of our management. Ms. Mergenthaler and Mr. Albrecht (our management) have developed the many contacts and relationships that would enable the Company to conduct sales. The Company does not have any employees and only a part-time president and chief financial officer and creative Director. These individual presently are the only persons who have the experience to market and sell the products for the Company. If these individuals were no longer willing to function in that capacity, the Company would be negatively affected. We do not maintain key man life insurance covering them. Our future success also depends on our ability to try to attract and retain highly qualified sales and marketing personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.
Some of our competitors may be much larger companies than us and very well capitalized and experienced in sales and marketing. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us in sales and marketing areas. We might not be able to maintain our ability to compete in this circumstance.

We will need additional capital to allow us to expand our business plan to implement our sales and marketing plans and such financing may be unavailable or too costly.
Our ability to continue our sales and marketing strategies is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms, or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry. If we raise additional capital through debt offerings, it will have a significant impact on our cash flow.

We do not have any signed agreements or contracts to engineer or manufacture our products.
While the Company believes it has a viable business plan, our ability is dependant on agreements with organizations as above. While we have not secured any firm commitments, we feel confident that with the identifiable engineering/manufacturing worldwide it is probable that one or numerous companies may enter into a relationship that will allow us to follow our business plan. Our model takes into consideration that most of the companies we will attempt to contract have little or no marketing in the United States. We offer at no direct cost the potential of substantial revenues.

Albrecht and Mergenthaler have been out of the day-to-day market, and thus might not have the entry they previously had with certain potential purchasers.
Even though both parties have been out of the industry for several years, the Company feels that their past associations and reputations may allow these contacts to be readily reestablished.

Risks Related to Offering:
Management beneficially owns approximately 75.9% of our common stock and their interest could conflict with yours.
Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers, but not in the interest of the shareholders.

Our Management and Major Shareholders own approximately 99% of our issued and outstanding shares.
Our Management and Major Shareholders own approximately 99% of our issued and outstanding shares. As a result, our Management and Major Shareholders can effectively determine the outcome of any vote of shareholders. Your shares have virtually no say in any and all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers, but not in the interest of the shareholders.

Our Principal Accounting/Financial Officer lacks meaningful accounting/financial experience.
Our Principal Accounting/Financial Officer, Rosemary Mergenthaler, lacks any meaningful experience in accounting and experience in dealing with financial issues in a public company. The lack of meaningful experience can have a detrimental effect on the ability of Custom Automated Systems, Inc. to complete or accurately report its financial status. This lack of meaningful experience can also result in accounting difficulties and possibly the inability of Custom Automated Systems, Inc. to comply with reporting requirements in a timely fashion.

Future sales of common stock by our existing shareholders could adversely affect our stock price.
As of April 10, 2008, the Company has 4,282,000 issued and outstanding shares of common stock of which approximately 27% are included on this Registration Statement. Sales of substantial amounts of common stock contained in the Registration Statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock. This problem would be exacerbated if we continue to issue common stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan, and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.
As of April 10, 2008, the Company has 4,282,000 issued and outstanding shares of common stock. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.
Trading in our common stock, if any, is intended to be conducted on the Over-the-Counter Bulletin Board operated by the NASD, if and when, we obtain a listing. We will make an application to the NASD to list these shares on the OTC Bulletin Board operated by the NASD. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets.” Consequently, selling your common stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.
We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.
The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

There are no assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.
Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Our common stock is a "penny stock," and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.
Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock. Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange. Penny stocks are also stocks, which are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

RIGHTS AND PROTECTIONS UNDER RULE 419

Overview of Rule 419.
Pursuant to the Securities and Exchange Commission Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, we are conducting a “blank check” offering subject to. Although we are not actively seeking a new business combination at this time, Custom Automated Systems, Inc., does not have the capital to commence its business plan, and may be forced to seek an acquisition candidate, although no discussions have taken place at this time. Accordingly, the offering proceeds and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes any potential acquisition candidate, if one is sought, and its business and includes audited financial statements, will be delivered to all investors. We must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest, if any) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. In the event Custom Automated Systems, Inc., is able to secure the funds necessary to commence operations, the same procedure as outlined herein will be followed.

Escrow Of 90% of the Proceeds Derived.
Upon completion of this offering, 90% of the proceeds will be placed in an escrow account, subject to release upon the earlier of (1) written notification by Custom Automated Systems, Inc. of our need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (2) 18 months after the effective date of this Registration Statement.

Escrowed Funds Not To Be Used For Salaries or Reimbursable Expenses.
No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred by our officers and Directors. In no event will the escrowed funds be used for any purpose other than implementation of a business combination.

No Discussions With Other Entities Regarding Possible Business Combinations.
We have not had any discussions with any representative of any entity regarding the possibility of a business combination between the Company and such other entity.

Material Persons.
Our officer, Director, and major shareholders are the only persons who have been instrumental in arranging the capitalization of the Company to date. Our officer and Director is not acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by the Company to our officer or Director.

Investors should carefully review the financial statements, which are an integral part of this Prospectus.

Investor Suitability Standards.
The purchase of the shares we are offering involves certain risks and is suitable only for persons of adequate means with no need for liquidity in their investment. Each potential investor should realize that the shares may be subject to certain restrictions on their transfer, and there may be no public market for the shares and no assurance that one will develop.

A subscription, once made, is irrevocable (except in accordance with Rule 419). We will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make such further inquiry as it deems appropriate with regard to the suitability of the investment for such investors. We may reject any subscription, in whole or in part, for the purchase of shares.

Investors are strongly urged to consult with their legal, financial, and tax advisors before investing in the shares.

Prescribed Acquisition Criteria.
Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, we must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses, and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, we must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

Post-Effective Amendment.
Once the agreements governing the acquisition of a business meeting the above criteria have been executed, Rule 419 requires us to update the Registration Statement of which this Prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering.
The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

(3) If we do not receive written notification from any investor within 45 business days following the effective date of the post effective amendment, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the effective date of the initial registration statement, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds.
The Deposited Funds and Deposited Securities may be released to Custom Automated Systems, Inc. and the investors, respectively, after:

(1) the escrow agent has received written certification from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

Securities Exchange Act Offering Requirements and Rule 419 Interplay.
Under Rule 15c2-4 of the Securities Exchange Act of 1934, in a best efforts offering, the minimum offering must be met before payments can be made to an issuer or a broker-dealer participating in the issuer's offering. In addition, Rule 10b-9 of the Securities Exchange Act of 1934 prohibits any representation that a security is being offered on an “all or none” or “part or none” basis, unless prompt refunds are made to purchasers (investors) if there presented number of securities is not sold at the specified price within the specified time and the total amount due the seller (issuer) is not received by the seller (issuer) by the specified date. With respect to a blank check offering (such as this offering) subject to both Rule 419 and Rules 15c2-4 and 10b-9, the requirements of Rules 15c2-4 and 10b-9 are applicable only until the conditions of the offering requiring the minimum offering amount to be met are satisfied. As such, once our minimum offering is met, we are not required to refund offering proceeds for failure to maintain our minimum offering amount in the event that any investors fail to reconfirm their offering.

In the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate working capital and can ultimately result in you losing your entire investment.

Furthermore, investors are not guaranteed a return of 100% of proceeds, even if you decide to not reconfirm your investment, as 10% of the proceeds are immediately deducted after the minimum offering.

Forward-Looking Information
Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect,” “anticipate,” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain, and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management
The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS
Custom Automated Systems, Inc. will not receive any proceeds from the sale of the shares by the selling shareholders. Upon Custom Automated Systems, Inc. obtaining the necessary capital to begin operations, Custom Automated Systems, Inc., will commence operations as set out by its business model. Since Custom Automated Systems, is not receiving any of the proceeds of this offering, there can be no assurance that we will be able to operate.

DETERMINATION OF OFFERING PRICE
Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this Prospectus, $0.25, was determined by an arbitrary process based upon our internal, subjective evaluation.

The offering price stated on the cover page of this Prospectus should not be considered an indication of the actual value of the shares of common stock offered in this Prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DILUTION
We are not selling any common stock in this offering. The selling security holders are current stockholders of the Company. As such, there is no dilution resulting from the common stock to be sold in this offering.

OFFERING BY SELLING SHAREHOLDERS
The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a) (1) (ix), at a price of $0.25 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The three largest shareholders are considered to be underwriters.

Selling Shareholder	Total number of shares owned prior to offering	Number of shares included in offering	% of Beneficial Ownership at contemplation of Offering
Rosemary Mergenthaler	2,000,000	400,000	37.4
Ruediger Albrecht	1,250,000	225,000	23.9
Nils Albrecht	2,000	2,000	*
Toni Huber	1,000	1,000	*
Anke Huber	1,000	1,000	*
Katharina Huber	1,000	1,000	*
Werner Wrann	1,000	1,000	*
Juergen Glissmann	1,000	1,000	*
Ursula Glissmann	1,000	1,000	*
Frank Dittman	1,000	1,000	*
Gerd Ditmann	1,000	1,000	*
Kathrin Dittmann	1,000	1,000	*
Elke Buettner	1,000	1,000	*
Henrik Hencke	1,000	1,000	*
Hein Dreyer	1,000	1,000	*
Dierk Homborg	1,000	1,000	*
Helga Homborg	1,000	1,000	*
Wolfgang Fass	1,000	1,000	*
Uli Wolschner	1,000	1,000	*
Cornelia Wolfschner	1,000	1,000	*
Enno Fricke	1,000	1,000	*
Gudrun Fricke	1,000	1,000	*
Jurgen Heyn	1,000	1,000	*
Jutta Heyn	1,000	1,000	*
Jendrik Heyn	1,000	1,000	*
Dieter Luecke	5,000	5,000	*
Anka Luecke	1,000	1,000	*
Otto Engel	1,000	1,000	*
Susanne Engel	1,000	1,000	*
Arctic Corporate, Limited (1)	1,000,000	500,000	11.7

Total Number of Shares in Offering		1,157,000

(*)	Less than 1% of the issued and outstanding shares.
(1)	Control person for Arctic Corporate Limited is Margaret Mary Adams.

Changes in the selling shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE
As of the date of this offering, the Company has 4,282,000 issued and outstanding shares of common stock with an estimated book value of ($0.00) or ($0.00) per share. The shares held by the officers and Directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)	One percent of the outstanding shares of common stock; or
(ii)	The average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. The Company is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the common stock, the personal circumstances of the sellers and other factors. See “Risk Factors—Shares Eligible for Future Sale” and “Risk Factors—Possible Volatility of Stock Price.”

PLAN OF DISTRIBUTION
No market currently exists for our shares. The price reflected in this Prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this Prospectus. At that time, the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time, the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees, or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges), or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals. Prior to trading, this price will be $0.25, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers, dealers, or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	“at the market” to or through market makers or into an existing market for the common stock,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps, or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

The Company will not receive the proceeds of any shares to be sold.

DESCRIPTION OF SECURITIES
The authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of April 10, 2008, there were 4,282,000 shares of common stock issued and outstanding. The following summary description of the common stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock
Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles its holder to one non-cumulative vote per share and, the holders of more 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director. Holders of shares of common stock are entitled to receive such dividends, as the Board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution, or winding up of the Company, holders of shares of common stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants, or other securities of the Company. The common stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its Bylaws provide for pre-emptive rights.

INTEREST OF NAMED EXPERTS AND COUNSEL
None of the experts named herein was or is a promoter, underwriter, voting trustee, Director, officer, or employee of the Company.

EXPERTS
Our audited financial statements for the periods ended June 30, 2007, and 2006, have been included in this Prospectus and in the Registration Statement filed with the Securities and Exchange Commission in reliance upon the report of registered independent auditors, dated April 10, 2008, upon authority as experts in accounting and auditing. Davis Accounting Group P.C.’s report on the financial statements can be found at the end of this Prospectus and in the Registration Statement.

ABOUT OUR COMPANY

How our Company is organized
Custom Automated Systems, Inc. was incorporated in New York on November 10, 1988, under the name Bogner & Albrecht, Ltd. (“B & A”). In January 2003, we amended our Certificate of Incorporation and changed our name to Custom Automated Services, Inc. In May 2003, we amended our Certificate of Incorporation and changed our name to Customated Automated Systems, Inc. In June 2003, we amended our Certificate of Incorporation and changed our name to Custom Automated Systems, Inc. Due to the events of September 11, 2001, the Company suspended operations due to order cancellations.

The Company remained dormant until February of 2006 when we amended our Certificate of Incorporation to increase the authorized capital to 50,000,000 shares of common stock, par value of $0.001 per share, with the intention to operate a similar business.

Our Business
Custom Automated Systems, Inc. is a marketing/design/engineering company that will represent full service engineers/fabricators of custom stainless steel automated production equipment for the cosmetics, baking, and food-packaging industries. The Company will participate in a specialized industry that develops custom hi-tech production and processing equipment for the baking, food-packaging, pharmaceutical, and cosmetic industry. The focus is on national and international corporations, and the growth rate for the future depends on the magnitude of capital investment. The businesses in our target market desire to increase productivity and increase their respective products sales volume.

Our Consultants
Our Consultants have special knowledge and experience regarding the identification, evaluation, structuring, negotiating, and closing of joint ventures, strategic alliances, and business acquisitions. However, we do not intend to seek any joint ventures, strategic alliances, and business acquisitions at this time, nor do we have any potential joint ventures, strategic alliances, and business acquisitions. We have no intention at this time to seeking any joint venture, strategic alliance, or business acquisitions for the foreseeable future. We intend to attempt to operate the business as described further herein. Our Consultants were willing to assist in the endeavor, to assist in our offering shares to the public, and to help us become a publicly traded company. We have been dormant from 2002 until February of 2006. However, we believe our previous business plan, with the modifications we set forth herein to be viable and are attempting to restart our operations.

Where you can find us
Our corporate offices are located at 3 Wood Edge Court, Water Mill, New York 11976. Our telephone number is (631) 287-5312.

We do not currently have a website. We anticipate creating one, should funds become available.

DESCRIPTION OF PROPERTY
The office of the Company is located in the United States residence of our operating officer. We use the space rent-free. The space is sufficient for the uses of the Company indefinitely.

LEGAL MATTERS
The validity of the shares of common stock offered in this Prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

SUMMARY FINANCIAL INFORMATION
The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with those financial statements and related notes, and the “Use of Proceeds” and the “Plan of Operation” sections included in the Prospectus.

Balance Sheet Data:	As of December 31, 2007	As of June 30, 2007	As of June 30, 2006
	(Unaudited)	(Audited)	(Audited)
Cash and Cash equivalents	119	55	1,600
Total assets	119	55	1,600
Total liabilities	83,454	80,794	46,719
Stockholders’ Deficit	(83,335)	(80,739)	(45,119)

Statement of Operations Data:	Six months ended December 31, 2007	Year ended June 30, 2007	Period ended June 30, 2006
	(Unaudited)	(Audited)	(Audited)
Revenues	—	—	—
Total costs and expenses	2,596	35,620	31,155
Net (loss)	(2,596)	(35,620)	(31,155)
Net (loss) per share	(0.002)	(0.028)	(0.025)

Weighted average number of shares Outstanding - basic and diluted	1,250,000	1,250,000	1,250,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this Prospectus.

Custom Automated Systems, Inc. is a marketing/engineering company that will contract with or represent full service engineers/fabricators of custom stainless steel automated production equipment for the cosmetics, baking, and food-packaging industries.

The Company was founded by Rudy Albrecht in 1988 under the name of Bogner & Albrecht, Ltd (“B&A”). B&A manufactured vending machines for the newspaper industry.

Because of their excess engineering talent, B&A was approached to design a product to blend ingredients for a major cosmetic company. Other commissions came from referrals into the food-packaging and baking industry.

B&A, with limited manufacturing resources, entered into agreements with a German engineering/manufacturing company. Utilizing the organization’s resources allowed the Company to enter as a full service vendor. In January 2003, the name was changed to Custom Automated Services, Inc. (“CA”) to position their image more directly into their target markets.

The Company suspended operations in January, 2002 due to cancellations of numerous contracts due to the uncertainty over business direction after the events of September 11, 2001.

In May 2003, Mr. Albrecht changed the name to Customated Automated Systems, Inc. In June 2003, the name was changed to Custom Automated Systems, Inc. Mr. Albrecht explored the current opportunities in his field of expertise and decided to temporally pursue other interests. The state of capital improvements was judged to be too erratic to start a new venture in his industry of choice at this time. The Company has kept current with its state and tax filings

In 2007, Mr. Albrecht entered into an agreement with Rosemary Mergenthaler, whom he had been associated with previously. Ms. Mergenthaler was semi-retired from an executive position with a manufacturer of stainless equipment. Ms. Mergenthaler also sold her consulting company that was geared to the target industries of Custom Automated Systems, Inc. Numerous conversations with Mr. Albrecht led Ms. Mergenthaler to affiliate herself with Custom Automated Systems, Inc. as Chairman and President. Ms. Mergenthaler’s background in management, sales, and business development were the motivating factor in this decision.

Our mission is to provide the market place with high quality, high tech equipment at reasonable prices. New equipment developments and advanced manufacturing processes and the advent of Asian production facilities as well as the internet allows us to sell at higher margins than our domestic competitors. Most competing companies have extremely large fixed plant and equipment/engineering overhead. Our business model replaces the fixed overhead by utilizing the internet for engineering skills. Manufacturing will be primarily done in the Far East on a per contract basis.

We will be able to compete favorably with existing manufacturers because of the ability to produce each project to take advantage of lower engineering and manufacturing costs available in the World market.

The principals of the Company have long experience in the conceptualization, preparing the design criteria, and supervising manufacturing of equipment for the food-packaging, pharmaceutical, and cosmetic industries. Their broad based knowledge and experience allows us to interface with numerous engineers/fabricators who will satisfy the various needs of the target industry. The Company has had discussions with numerous manufacturers. The ability to enter into agreements will coincide with the acceptance of this filing and our interim financing.

We will attempt to establish a network of representatives or sales agents in key locations. Also, we will take advantage of trade publications, trade shows, and the internet to further refine our marketing strategy. New product developments and products will allow us to capture additional business.

Together with the companies we may represent, we will specialize in processing pharmaceutical, food-packaging, baking, and cosmetic production products. The Company has chosen to focus on the quality of the products, using only stainless steel throughout. We will maintain the highest standard of sanitation and safety and will comply with any requirement.

We will be offering engineering and consulting services that will include equipment and plant surveys, efficiency review reports, and specific designs for prototype equipment. These services will be in addition to the design and engineering services provided by the companies we may represent. These projects will be carried out through readily available contract labor.

We are able to design and engineer hardware and software for the most demanding customer. Our ability to use our potential suppliers as well as the latest technology available throughout the world via the internet, we believe, gives us an edge over the competition.

We will participate in a specialized industry that develops custom hi-tech production and processing equipment for the baking, food-packaging, pharmaceutical, and cosmetic industries. The focus is on national and international corporations and the growth rate for the future depends on the magnitude of capital investment. The businesses in our target market desire to increase productivity or increase their respective product sales volume.

We see a strong development in the mid-size group of companies due to the fact that this group will be flexible to manufacture their products on an as-needed production scale. This group of companies needs our expertise and flexible designs.

Our marketing program is focusing on a strong customer relationship with the know-how to assist in their needs and important specifications. Team work with the customer is absolutely essential to the success of this venture.

We will advertise in trade magazines and attend trade shows worldwide. Periodic flyers will be mailed to introduce new developments in our Company. New sales representatives will be contracted to cover territories strategically. Customers will be visited periodically to assure personal attention to their needs and requests.

In our pricing strategy, we will offer a high level of quality of our products while remaining competitive in pricing. We charge appropriately for our hi-tech, high quality, and state of the art products and services by employing readily accessible world wide resources will have a competitive advantage. This will allow the Company to charge a low end market rate and enjoy a greater profit margin.

Service will be provided by the various manufacturers we select. We can foresee the need in the future of having technicians on staff or contract. Service is foreseen as a strong profit center. Replacement and spare parts are projected to be a strong profit center.

Plans for the next 12 months
The promotional and demonstration expenses are estimated to be approximately $75,000 per year, as follows:

Advertising:	$15,000
Trade Shows	25,000
Travel and Accommodation:	5,000
Miscellaneous	30,000
TOTAL	$75,000

The Company does not expect it has enough cash resources and revenue to cover expenses for the foreseeable future. We have a commitment from Arctic Corporate Limited, that upon effectiveness of this Registration Statement, it will loan the Company up to a maximum of $75,000.00, at LIBOR plus 2.5% for the marketing plan of the Company. However, without increased revenues or additional capital, it is extremely likely that our sales and marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the sales niche as and when we would like.

The source of additional liquidity would come from sales. Internally, as we slowly increase sales, we would be able to increase the marketing operations. This would increase the short-term liquidity of the Company.

There are no known trends, events, or uncertainties that have or are reasonably likely to have a material impact on the Company’s short-term or long-term liquidity, other than the inability to sell our products and services.

The Company does not expect to significantly increase its employees in the next fiscal year.

The Company has never filed for bankruptcy protection.

OFF-BALANCE SHEET ARRANGEMENTS
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

INFLATION
The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MANAGEMENT
The Directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one-year term, until the next annual meeting of the shareholders or until his/her successor is elected (or appointed) and qualified.

Name	Age	Position
Rosemary Mergenthaler	50	President and Chairman
Ruediger Albrecht	61	Executive Vice President and Director

Rosemary Mergenthaler
Ms. Mergenthaler has vast experience in marketing and design. Ms Mergenthaler was Vice President of Marketing for Bogner Industries (“Bogner”). Her responsibilities included interfacing with existing and future accounts in the cosmetic, food-packaging, and baking, as well as other industries. Bogner was acquired by a company based on the west coast and Mergenthaler liquidated her interest in the company and perused other opportunities.

Ms. Mergenthaler maintained a consulting business specializing in the cosmetics and gourmet food industries. With the sale of Bogner, Mergenthaler had the opportunity to sell her consulting organization to a European group. Mergenthaler decided to semi-retire and travel. On seeing the opportunity Custom Automated Systems, Inc. offered, Mergenthaler decided to return to the industry.

Ruediger Albrecht
Since 1987, Mr. Albrecht has held the office of President for ISDERA North America, Inc., representing ISDERA GmbH, Germany. Control of ISDERA was sold in October 2007. Mr. Albrecht has extensive general management and marketing experience in international trade, transportation, logistics, import/export, and service industries, and in providing direction and control for the logistics, transportation, marketing, and administrative functions. Mr. Albrecht, in his role as President, has acted as coordinator between customers, representatives, agents, and carriers, improving performance and enhancing growth and possesses general knowledge in manufacturing and designing high performance motorcars with a strong commitment in marketing and sales. Mr. Albrecht was Executive Vice President of Bogner Industries (“Bogner”). Bogner was acquired by a company based on the west coast and Mr. Albrecht liquidated his interest in the company and pursued other opportunities.

EXECUTIVE COMPENSATION
Upon completion and effectiveness of this offering, our operating officers will commence accruing an annual base salary of $25,000, plus reimbursement for documented out-of-pocket expenses. The annual salary will be paid only upon the Company having operating revenue.

All Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

PRINCIPAL STOCKHOLDERS

The following table describes, as of April 10, 2008, the beneficial ownership of our common stock by persons known to us to own more than 5% of such stock and the ownership of common stock by our Directors, and by all officers and Directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned before the Offering

Rosemary Mergenthaler	2,000,000	46.7%
c/o the Company

Ruediger Albrecht	1,250,000	29.2%
c/o the Company

Arctic Corporate Limited, (1)	1,000,000	23.4%
PO Box 3152, RG Hodge Plaza,
Second Street, Wickhams Cay 1,
Road Town, Tortola, British Virgin Islands

All Officers and Directors as	3,250,000	75.9%
A Group (2 People)

(1)	Control person for Arctic Corporate Limited is Margaret Mary Adams.

CERTAIN RELATED TRANSACTIONS
The Company entered into an agreement with Rosemary Mergenthaler whereby Ms. Mergenthaler will advance the Company up to $92,000.00 to be used for registration and other corporate expenses. In exchange for her services and the investment, Ms. Mergenthaler was issued 2,000,000 shares of commons stock for a value of $92,000 or $0.045 per share.

The Company entered into a Consulting Agreement with Arctic Corporate Limited (“Arctic”), whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $75,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Arctic was issued 1,000,000 shares of commons stock for a value of $0.075 per share.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Unaudited)

Financial Statements-

Balance Sheet as of December 31, 2007	F-2

Statements of Operations for the Three Months and Six Months Ended December 31, 2007, and 2006, and for the Period from Re-entering the Development Stage through December 31, 2007	F-3

Statements of Cash Flows for the Six Months Ended December 31, 2007, and 2006, and for the Period from Re-entering the Development Stage through December 31, 2007	F-4

Notes to Financial Statements December 31, 2007, and 2006	F-5

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF DECEMBER 31, 2007
(Unaudited)

ASSETS
2007
Current Assets:
Cash in bank	$119

Total current assets	119

Total Assets	$119

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accrued liabilities	$62,000
Dues to stockholders	21,454

Total current liabilities	83,454

Total liabilities	83,454

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share, 50,000,000 shares authorized; 1,289,000 and 1,250,000 shares issued and outstanding in 2007 and 2006, respectively	1,250
Additional paid-in capital	36,000
Common stock subscribed - 32,000 shares of common stock	1,600
Prior accumulated (deficit)	(52,814)
(Deficit) accumulated during the development stage	(69,371)

Total stockholders' (deficit)	(83,335)

Total Liabilities and Stockholders' (Deficit)	$119

The accompanying notes to financial statements are
an integral part of this balance sheet.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2007, AND 2006, AND THE PERIOD FROM RE-ENTERING THE DEVELOPMENT STAGE (FEBRUARY 27, 2006) THROUGH DECEMBER 31, 2007

(Unaudited)

	Three Months Ended December 31,		Six Months December 31,		Period From Re-entering The Development Stage Through
	2007	2006	2007	2006	December 31, 2007

Revenues	$—	$—	$—	$—	$—

Expenses:
General and administrative-
Legal fees	—	—	—	—	50,000
Audit fees	—	—	2,500	2,500	15,000
Transfer agent fees	—	—	—	—	1,750
Officer's compensation	—	—	—	250	2,000
Bank charges and fees	48	48	96	68	262
Supplies	—	—	—	—	50

Total general and administrative expenses	48	48	2,596	2,818	69,062

(Loss) from Operations	(48)	(48)	(2,596)	(2,818)	(69,062)

Other Income (Expense)
Interest income	—	1	—	1	1

Total other income	—	1	—	1	1

Provision for income taxes	—	(155)	—	(155)	(310)

Net (Loss)	$(48)	$(202)	$(2,596)	$(2,972)	$(69,371)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,250,000	1,250,000	1,250,000	1,250,000

The accompanying notes to financial statements are
an integral part of these statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007, AND 2006, AND THE PERIOD FROM RE-ENTERING THE DEVELOPMENT STAGE (FEBRUARY 27, 2006) THROUGH DECEMBER 31, 2007

(Unaudited)

	Six Months Ended December 31,		Period From Re-entering The Development Stage Through
	2007	2006	December 31, 2007

Operating Activities:
Net (loss)	$(2,596)	$(2,972)	$(69,371)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net liabilities-
Accrued liabilities	(2,500)	2,750	62,000

Net Cash (Used in) Operating Activities	(5,096)	(222)	(7,371)

Investing Activities:
Cash provided by investing activities	—	—	—

Net Cash Provided by Investing Activities	—	—	—

Financing Activities:
Common stock subscribed	—	—	1,600
Due to related party - Director and stockholder	5,160	273	4,090

Net Cash Provided by Financing Activities	5,160	273	5,690

Net Increase in Cash	64	51	(1,681)

Cash - Beginning of Period	55	1,600	1,800

Cash - End of Period	$119	$1,651	$119

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$—	$—	$310

The accompanying notes to financial statements are
an integral part of these statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

(1)	Summary of Significant Accounting Policies

Basis of Presentation and Organization

Custom Automated Systems, Inc. (“CAS” or the “Company”) is a New York corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of New York as Bogner & Albrecht, Ltd. on November 10, 1988. The original business plan of the Company was to manufacture vending machines for the newspaper industry. The Company, utilizing its engineering capabilities, began designing products for cosmetic companies and received referrals into the food-packaging and baking industries. In January of 2002, the Company suspended operations because of numerous contract cancelations due to the uncertainty over business operations after the events of September 11, 2001. In January 2003, the Company amended its Certificate of Incorporation and changed its name to Custom Automated Services, Inc. The Company’s name was changed to more closely reflect its new business plan of being a full service vendor. In May 2003, the Company amended its Certificate of Incorporation and changed its name to Customated Automated Systems, Inc. In June 2003, the Company amended its Certificate of Incorporation and changed its name to Custom Automated Systems, Inc. As of February 27, 2006, the Company reentered the development stage and raised capital through a private placement of common stock with the purpose of starting a similar business specializing in processing pharmaceutical, food-packaging, baking, and cosmetic production products. The accompanying financial statements of CAS were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in February 2006, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $1,600 through the issuance 32,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.05 per share. As of May 2006, the Company had closed the PPO and received proceeds of $1,600. The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,157,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of December 31, 2007, and for the three-month and six-month periods ended December 31, 2007, 2006, and for the period from re-entering the development stage (February 27, 2006) through December 31, 2007, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of December 31, 2007, and the results of its operations and its cash flows for the three-month and six-month periods ended December 31, 2007, 2006, and for the period from re-entering the development stage (February 27, 2006) through December 31, 2007. These results are not necessarily indicative of the results expected for the fiscal year ending June 30, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the Company’s audited financial statements contained in its Registration Statement on Form S-1 filed with the SEC for additional information, including significant accounting policies.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended December 31, 2007, and 2006.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2007, the carrying value of accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2007, and expenses for the three-month and six-month periods ended December 31, 2007, and 2006, and cumulative from inception. Actual results could differ from those estimates made by management.

(2)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations.  The business plan of the Company is to produce and sell pharmaceutical, food-packaging, baking, and cosmetic production products.

Initial activities of the Company through December 31, 2007, included organization and incorporation, completion of a capital formation activity to raise $1,600 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities. The Company is currently in the process of submitting a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,157,000 shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. On February 12, 2008, the Company filed the Registration Statement on Form S-1. As of March 24, 2008, the Registration Statement had not yet been declared effective by the SEC.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

The Company intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital to commence operations. While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)	Common Stock

On February 27, 2006, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to issue up to 32,000 shares of its common stock at an offering price of $0.05 per share for total proceeds of $1,600. The PPO was closed on April 23, 2006, and proceeds amounted to $1,600. On February 1, 2008, the Company issued 32,000 shares of common stock in relation to the PPO.

In addition, in 2007, the Company commenced an activity to submit a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) to register 1,157,000 shares of its outstanding common stock on behalf of selling shareholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. On February 12, 2008, the Company filed the Registration Statement on Form S-1. As of March 24, 2008, the Registration Statement had not yet been declared effective by the SEC.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

(4)	Income Taxes

The provision (benefit) for income taxes for the six-month periods ended December 31, 2007, and 2006, were as follows (assuming a 22.5 percent effective federal and state income tax rate):

	2007	2006

Current Tax Provision:
Federal and state-
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$584	$669
Change in valuation allowance	(584)	(669)
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2007, as follows:

2007

Loss carryforwards	$27,492
Less - Valuation allowance	(27,492)
Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended December 31, 2007, and 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2007, the Company had approximately $122,185 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire at various times through the year 2027.

(5)	Related Party Transactions

As of December 31, 2007, the Company owed to a Director and a stockholder of the Company $21,454, and for working capital loans. The amount of the loans is unsecured, non-interest bearing, and has no terms for repayment.

(6)	Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN No. 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements; however, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (Topic 1N), “Quantifying Misstatement in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 addressed how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements SAB No. 108 requires SEC registrants (1) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (2) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (3) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.” Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for the prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option had been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earrings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, AND 2006
(Unaudited)

(7)	Commitments and Contingencies

The Company entered into a one-year Consulting Agreement on December 1, 2007, with Arctic Corporate, Limited (a British Virgin Islands Corporation and “Arctic”) whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills and by bearing up to $75,000 of registration costs on behalf of the Company. In exchange for its services, Arctic was issued 1,000,000 shares of common stock for a value of $75,000 or $0.075 per share to satisfy this obligation. The Company issued the shares to Arctic on February 1, 2008.

On December 1, 2007, the President and Director of the Company agreed to advance to the Company up to $90,000 to assist in the registration process of common stock with the SEC. On February 1, 2008, the Company issued 2,000,000 shares of common stock, par value $0.001, to its President and Director for the $90,000 advance and for accrued services rendered of $2,000, for a total value of $92,000 or $0.046 per share.

(8)	Subsequent Events

On February 1, 2008, the Company issued 1,000,000 shares of common stock, par value $0.001, to Arctic in relation to the consulting agreement entered into on December 1, 2007, for a total value of $75,000 or $0.075 per share. See Note 7.

On February 1, 2008, the Company issued 2,000,000 shares of common stock, par value $0.001, to its President and Director for the $90,000 advance and for accrued services rendered of $2,000, for a total value of $92,000 or $0.046 per share. See Note 7.

On February 1, 2008, pursuant to the completed PPO (see Note 3), the Company issued 32,000 shares of its common stock, par value $0.001, with a value of $1,600.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Custom Automated Systems, Inc.:

We have audited the accompanying balance sheets of Custom Automated Systems, Inc. (a New York corporation in the development stage) as of June 30, 2007, and 2006, and the related statements of operations, stockholders’ (deficit), and cash flows for each of the two years in the period ended June 30, 2007, and the period from re-entering the development stage (February 27, 2006) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Automated Systems, Inc. as of June 30, 2007, and 2006, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2007, and the period from re-entering the development stage (February 27, 2006) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenues to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of June 30, 2007, and 2006, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
February 6, 2008.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF JUNE 30, 2007, AND 2006

ASSETS
	2007	2006
Current Assets:
Cash in bank	$55	$1,600
Total current assets	55	1,600
Total Assets	$55	$1,600

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accrued liabilities	$64,500	$31,000
Due to related party - Director and stockholder	16,294	15,719
Total current liabilities	80,794	46,719
Total liabilities	80,794	46,719

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share, 50,000,000 shares authorized; 1,250,000 shares issued and outstanding in 2007 and 2006, respectively	1,250	1,250
Additional paid-in capital	36,000	36,000
Common stock subscribed - 32,000 shares	1,600	1,600
Prior accumulated (deficit)	(52,814)	(52,814)
(Deficit) accumulated during the development stage	(66,775)	(31,155)
Total stockholders' (deficit)	(80,739)	(45,119)
Total Liabilities and Stockholders' (Deficit)	$55	$1,600

The accompanying notes to financial statements
are an integral part of these balance sheets.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE YEARS ENDED JUNE 30, 2007, AND 2006, AND THE PERIOD FROM RE-ENTERING
THE DEVELOPMENT STAGE (FEBRUARY 27, 2006) THROUGH JUNE 30, 2007

			Period From
			Re-entering
	Year Ended	Period Ended	The Development
	June 30,	June 30,	Stage Through
	2007	2006	June 30, 2007

Revenues	$-	$-	$-

Expenses:
General and administrative-
Legal fees	25,000	25,000	50,000
Audit fees	7,500	5,000	12,500
Tranfer agent fees	1,750	-	1,750
Officer's compensation	1,000	1,000	2,000
Supplies	50	-	50
Bank charges and fees	166	-	166
Total general and administrative expenses	35,466	31,000	66,466
(Loss) from Operations	(35,466)	(31,000)	(66,466)

Other Income (Expense)
Interest income	1	-	1
Total other income	1	-	1
Provision for income taxes	(155)	(155)	(310)
Net (Loss)	$(35,620)	$(31,155)	$(66,775)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.03)	$(0.02)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,250,000	1,250,000

The accompanying notes to financial statements are
an integral part of these statements

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE YEARS ENDED THROUGH JUNE 30, 2007, AND THE PERIOD FROM RE-ENTERING
THE DEVELOPMENT STAGE (FEBRUARY 27, 2006) THROUGH JUNE 30, 2007

						(Deficit)
						Accumulated
			Additional	Common	Prior	During the
	Common stock		Paid-in	Stock	Accumulated	Development
Description	Shares	Amount	Capital	Subscribed	(Deficit)	Stage	Totals

Balance - June 30, 2005	1,250,000	$1,250	$36,000	$-	$(52,814)	$-	$(15,564)

Common stock subscribed - 32,000 Shares	-	-	-	1,600	-	-	1,600

Net (loss) for the period	-	-	-	-	-	(31,155)	(31,155)

Balance - June 30, 2006	1,250,000	1,250	36,000	1,600	(52,814)	(31,155)	(45,119)

Net (loss) for the period	-	-	-	-	-	(35,620)	(35,620)

Balance - June 30, 2007	1,250,000	$1,250	$36,000	$1,600	$(52,814)	$(66,775)	$(80,739)

The accompanying notes to financial statements are
an integral part of these statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEARS ENDED JUNE 30, 2007, AND 2006, AND THE PERIOD FROM RE-ENTERING
THE DEVELOPMENT STAGE (FEBRUARY 27, 2006) THROUGH JUNE 30, 2007
THROUGH JUNE 30, 2007

			Period From
			Re-entering
	Year Ended	Period Ended	The Development
	June 30,	June 30,	Stage Through
	2007	2006	June 30, 2007

Operating Activities:
Net (loss)	$(35,620)	$(31,155)	$(66,775)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net liabilities- Accrued liabilities	33,500	31,000	64,500

Net Cash (Used in) Operating Activities	(2,120)	(155)	(2,275)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Common stock subscribed	-	1,600	1,600
Due to related party - Director and stockholder	575	(1,645)	(1,070)

Net Cash Provided by Financing Activities	575	(45)	530

Net (Decrease) in Cash	(1,545)	(200)	(1,745)

Cash - Beginning of Period	1,600	1,800	1,800

Cash - End of Period	$55	$1,600	$55

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$155	$155	$310

The accompanying notes to financial statements are
an integral part of these statements

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

(1)	Summary of Significant Accounting Policies

Basis of Presentation and Organization

Custom Automated Systems, Inc. (“CAS” or the “Company”) is a New York corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of New York as Bogner & Albrecht, Ltd. on November 10, 1988. The original business plan of the Company was to manufacture vending machines for the newspaper industry. The Company, utilizing its engineering capabilities, began designing products for cosmetic companies and received referrals into the food-packaging and baking industries. In January 2002, the Company suspended operations because of numerous contract cancelations due to the uncertainty over business operations after the events of September 11, 2001. In January 2003, the Company amended its Certificate of Incorporation and changed its name to Custom Automated Services, Inc. The Company’s name was changed to more closely reflect its new business plan of being a full service vendor. In May 2003, the Company amended its Certificate of Incorporation and changed its name to Customated Automated Systems, Inc. In June 2003, the Company amended it Certificate of Incorporation and changed its name to Custom Automated Systems, Inc. As of February 27, 2006, the Company re-entered the development stage and raised capital through a private placement of common stock with the purpose of starting a similar business specializing in processing pharmaceutical, food-packaging, baking, and cosmetic production products. The accompanying financial statements of CAS were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in February 2006, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $1,600 through the issuance 32,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.05 per share. As of May 2006, the Company had closed the PPO and received proceeds of $1,600. The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,157,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2007.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, and 2006, the carrying value of accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2007, and 2006, and expenses for the periods ended June 30, 2007, and 2006, and the period from re-entering the development stage (February 27, 2006) through June 30, 2007. Actual results could differ from those estimates made by management.

(2)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations.  The business plan of the Company is to produce and sell pharmaceutical, food-packaging, baking, and cosmetic production products.

Initial activities of the Company through June 30, 2007, include organization and incorporation, completion of a capital formation activity to raise $1,600 from the sale of common stock to various stockholders, target market identification, marketing plans, and other capital formation activities. The Company is currently in the process of submitting a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,157,000 shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of February 6, 2008, the Company was in the process of preparing the Registration Statement on Form S-1, and has not yet filed it with the SEC.

The Company intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital to commence operations. While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

(3)	Common Stock

On February 27, 2006, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to issue up to 32,000 shares of its common stock at an offering price of $0.05 per share for total proceeds of $1,600. The PPO was closed on April 23, 2006, and proceeds amounted to $1,600. On February 1, 2008, the Company issued 32,000 shares of common stock in relation to the PPO.

In addition, in 2007, the Company commenced an activity to submit a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) to register 2,157,000 shares of its outstanding common stock on behalf of selling shareholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of February 6, 2008, the Company had not yet filed its Registration Statement with the SEC.

(4)	Income Taxes

The provision (benefit) for income taxes for the periods ended June 30, 2007, and 2006, were as follows (assuming a 22.5 percent effective federal and state income tax rate):

	2007	2006

Current Tax Provision:
Federal and state-Taxable income	$-	$-
Total current tax provision	$155	$155

Deferred Tax Provision:
Federal and state-Loss carryforwards	$8,015	$7,010
Change in valuation allowance	(8,015)	(7,010)
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of June 30, 2007, and 2006, as follows:

2007

Loss carryforwards	$26,908
Less - Valuation allowance	(26,908)
Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended June 30, 2007, and 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

As of June 30, 2007, the Company had approximately $119,589 in tax loss carryforwards that can be utilized in future periods to reduce taxable income and expire at various times through the year 2026.

(5)	Related Party Transactions

As of June 30, 2007, and 2006, the Company owed to a Director and a stockholder of the Company, $16,294, and $15,719, respectively, for working capital loans. The loans are unsecured, non-interest bearing, and have no terms for repayment.

(6)	Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN No. 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements; however, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic 1N), “Quantifying Misstatement in Current Year Financial Statements” (“SAB No. 108). SAB No. 108 addressed how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements SAB No. 108 requires SEC registrants (1) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (2) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (3) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.” Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for the prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option had been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earrings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

CUSTOM AUTOMATED SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006

(8)	Subsequent Events

The Company entered into a one-year Consulting Agreement on December 1, 2007, with Arctic Corporate, Limited (a British Virgin Islands Corporation and “Arctic”) whereby Arctic agreed to assist the Company in becoming publicly traded by utilizing its skills and by bearing up to $75,000 of registration costs on behalf of the Company. In exchange for its services, Arctic was issued 1,000,000 shares of common stock for a value of $75,000 or $0.075 per share to satisfy this obligation. The Company issued the shares to Arctic on February 1, 2008.

On December 1, 2007, the President and Director of the Company agreed to advance to the Company up to $90,000 to assist in the registration process of common stock with the SEC. On February 1, 2008, the Company issued 2,000,000 shares of common stock, par value $0.001, to its President and Director for the $90,000 advance and for accrued services rendered of $2,000, for a total value of $92,000 or $0.046 per share.

On February 1, 2008, pursuant to the completed PPO (see Note 3), the Company issued 32,000 shares of its common stock, par value $0.001, with a value of $1,600.

CUSTOM AUTOMATED SYSTEMS, INC.

1,157,000
Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's Certificate of Incorporation limits the liability of the Registrant's Directors to the maximum extent permitted by New York law. New York law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The New York General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee, or agent of the corporation. The New York General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant is required to indemnify its Directors and officers to the maximum extent permitted by law. The Registrant's Bylaws also require the Registrant to advance expenses incurred by an officer or Director in connection with the defense of any action or proceeding arising out of that party's status or service as a Director or officer of the Registrant or as a Director, officer, employee benefit plan, or other enterprise, if serving as such at the Registrant's request. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any Director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its Directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by New York law, those Directors and officers against liabilities that may arise by reason of their status or service as Directors or officers except liabilities arising from willful misconduct of a culpable nature; (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (3) to obtain Directors' and officers' liability insurance if maintained for other Directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Registrant but these funds have been advanced by Ms. Mergenthaler as payment for her shares.

Securities and Exchange Commission registration fee	$165.55
Legal fees and expenses (1)	50,000.00
Accounting fees and expenses (1)	15,000.00
Miscellaneous (1)	10,000.00
Total (1)	$75,165.55

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

We have issued shares for services or other reasons as indicated as follows:

Rosemary Mergenthaler, our President and Chairman, will advance the Company up to $92,000.00 to be used for registration and other corporate expenses. In exchange for her services and the investment, Ms. Mergenthaler was issued 2,000,000 shares of common stock for a value of $92,000 or $0.045 per share.

The Company issued to Ruediger Albrecht, our Executive Vice President and Director, a total of 1,250,000 shares of common stock in exchange serving as Executive Vice President and Director.

The Company entered into a Consulting Agreement with Arctic Corporate Limited (“Arctic”), whereby Arctic agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $75,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Arctic was issued 1,000,000 shares of commons stock for a value of $0.075 per share.

For the period February 27, 2006, through April 23, 2006, the Company sold, pursuant to a private placement, 32,000 shares of common stock at $0.05 per share for a total of $1,600, pursuant to the private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

Identity of Stockholder or Group	Number of Shares beneficially owned (1)	Number of Shares owned after offering	Percentage of Shares Owned after offering
Nils Albrecht	2,000	2,000	*
Toni Huber	1,000	1,000	*
Anke Huber	1,000	1,000	*
Katharina Huber	1,000	1,000	*
Werner Wrann	1,000	1,000	*
Juergen Glissmann	1,000	1,000	*
Ursula Glissmann	1,000	1,000	*
Frank Dittmana	1,000	1,000	*
Gerd Ditmann	1,000	1,000	*
Kathrin Dittmann	1,000	1,000	*
Elke Buettner	1,000	1,000	*
Henrik Hencke	1,000	1,000	*
Hein Dreyer	1,000	1,000	*
Dierk Homborg	1,000	1,000	*
Helga Homborg	1,000	1,000	*
Wolfgang Fass	1,000	1,000	*
Uli Wolschner	1,000	1,000	*
Cornelia Wolfschner	1,000	1,000	*
Enno Fricke	1,000	1,000	*
Gudrun Fricke	1,000	1,000	*
Jurgen Heyn	1,000	1,000	*
Jutta Heyn	1,000	1,000	*
Jendrik Heyn	1,000	1,000	*
Dieter Luecke	5,000	5,000	*
Anka Luecke	1,000	1,000	*
Otto Engel	1,000	1,000	*
Susanne Engel	1,000	1,000	*

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

With respect to the private placements, the Company relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) there were no more than 35 investors (excluding “accredited investors”); (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description; (iv) the offers and sales were made in compliance with Rules 501 and 502; (v) the securities were subject to Rule 144 limitation on resale; and (vi) each of the parties is a sophisticated purchaser and had full access to the information on the Company necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description of Exhibit
3.1 (2)	Certificate of Incorporation of Custom Automated Systems, Inc.
3.2 (2)	Amendment to Certificate of Incorporation of Custom Automated Systems, Inc.
3.3 (1)	Bylaws of Custom Automated Systems, Inc.
5.1 (2)	Opinion of Michael S. Krome, Esq.
23.1 (2)	Consent of Davis Accounting Group P.C., Registered Independent Auditor
23.2 (2)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)
99.1 (1)	Consulting Agreement between Custom Automated Systems, Inc. and Arctic Corporate, Ltd.

Item 28. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, officers, and controlling persons of the registrant pursuant to any provision of the Certificate of Incorporation, Bylaws, contract arrangements, statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933.

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this Registration Statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act include the following:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

If the small business issuer is subject to Rule 430C, include the following:

(1) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Water Mill, State of New York, on April 10, 2008.

Custom Automated Systems, Inc.

By:	/s/ Rosemary Mergenthaler
Rosemary Mergenthaler, President, Principal Accounting/Financial Officer, and Director

POWER OF ATTORNEY

The undersigned Directors and officers of Custom Automated Systems, Inc. hereby constitute and appoint Rosemary Mergenthaler with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rosemary Mergenthaler	President and Director	April 10, 2008
Rosemary Mergenthaler

/s/ Ruediger Albrecht	Executive Vice-President and Director	April 10, 2008
Ruediger Albrecht